As filed with the Securities and Exchange Commission on April 21, 2015.
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________

CalAmp Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	95-3647070
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1401 North Rice Avenue	93030
Oxnard, California 93030	(Zip Code)
(Address of Principal Executive Offices)

CALAMP CORP. 2004 INCENTIVE STOCK PLAN
AS AMENDED AND RESTATED
(Full Title of the Plans)

Michael Burdiek
President and Chief Executive Officer
CalAmp Corp.
1401 North Rice Avenue
Oxnard, California 93030
(805) 987-9000
(Name, address and telephone number including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value
$0.01 per share	2,000,000	$16.81	$33,620,000	$3,906.64
____________________

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of the common stock, par value $.01 per share (the “Common Stock”) that become available under the CalAmp Corp. 2004 Incentive Stock Plan as Amended and Restated in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (i) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company’s Common Stock, as reported on the NASDAQ Global Market on April 16, 2015.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,000,000 shares of the Common Stock of CalAmp Corp. (the “Company” or “Registrant”), which may be issued pursuant to awards under the CalAmp Corp. 2004 Incentive Stock Plan as Amended and Restated (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8s filed by the Company with respect to the Plan on October 20, 2004 (SEC File No. 333-119842) and April 28, 2011 (SEC File No. 333-173778), together with all exhibits filed therewith or incorporated therein by reference. The addition of these 2,000,000 shares to the Company’s Plan was approved by the Company’s stockholders at the Annual Meeting held on July 29, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.		Description
4.1	*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2014)

4.2	*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2014)

4.3	*	Amended and Restated Rights Agreement, amended and restated as of September 5, 2001, by and between the Company and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended February 28, 2007)

4.4		CalAmp Corp. 2004 Incentive Stock Plan as Amended and Restated

5.1		Opinion of Gibson, Dunn & Crutcher LLP

23.1		Consent of SingerLewak LLP

23.2		Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1		Power of Attorney (included as part of signature page)
____________________

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California, on this 21st day of April, 2015.

CalAmp Corp.

By:	/s/ Michael Burdiek
Michael Burdiek
President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Messrs. Michael Burdiek and Richard Vitelle and each of them severally, as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Burdiek	President, Chief Executive Officer and	April 21, 2015
Michael Burdiek	Director (principal executive officer)

/s/ Richard Vitelle	Executive Vice President, Chief Financial	April 21, 2015
Richard Vitelle	Officer and Treasurer (principal financial and
accounting officer)

/s/ A.J. Moyer	Chairman of the Board of Directors	April 21, 2015
A.J. Moyer

/s/ Kimberly Alexy	Director	April 21, 2015
Kimberly Alexy

/s/ Jeffery Gardner	Director	April 21, 2015
Jeffery Gardner

/s/ Amal Johnson	Director	April 21, 2015
Amal Johnson

/s/ Thomas Pardun	Director	April 21, 2015
Thomas Pardun

/s/ Larry Wolfe	Director	April 21, 2015
Larry Wolfe

EXHIBIT INDEX

Exhibit No.		Description
4.1	*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2014)

4.2	*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2014)

4.4		CalAmp Corp. 2004 Incentive Stock Plan as Amended and Restated

5.1		Opinion of Gibson, Dunn & Crutcher LLP

23.1		Consent of SingerLewak LLP

23.2		Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1		Powers of Attorney (included as part of signature page)
____________________

*	Incorporated herein by reference.